Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-273533 on Form S-3 and Registration Statement No. 333-280234 on Form S-8 of our reports dated March 10, 2026, relating to the financial statements of Groupon, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 10, 2026